As filed with the Securities and Exchange Commission on September 25, 2003
Registration No. 333-108070

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Pre-Effective

Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nelnet, Inc.

(Exact name of registrant as specified in its charter)

Nebraska	6141	84-0748903
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 201

Lincoln, Nebraska 68508
Telephone: (402) 458-2370
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry J. Heimes

Chief Financial Officer
Nelnet, Inc.
121 South 13th Street, Suite 201
Lincoln, Nebraska 68508
Telephone: (402) 458-2303
Facsimile: (402) 458-2294
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald S. Tanenbaum, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Telephone: (212) 701-3000 Facsimile: (212) 269-5420	Daniel F. Kaplan, Esq. Perry, Guthery, Haase & Gessford, P.C., L.L.O. 233 South 13th Street, Suite 1400 Lincoln, Nebraska 68508 Telephone: (402) 476-9200 Facsimile: (402) 476-0094	Joseph A. Hall, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 Facsimile: (212) 450-3800

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Aggregate Offering Price	Registration Fee(1)

Class A common stock, par value $0.01 per share	$200,000,000	$16,180

(1) Previously paid.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

      The following table shows the costs and expenses, other than underwriting discounts, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, the registrant will pay all of these amounts. All amounts except the Securities and Exchange Commission Registration Fee and the National Association of Securities Dealers, Inc. Filing Fee are estimated.

Securities and Exchange Commission Registration Fee		$16,180
National Association of Securities Dealers, Inc. Filing Fee		20,500
New York Stock Exchange Listing Fees		*
Printing Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent and Registrar Agent Fees		*
Miscellaneous		*

Total	$	*

*	To be provided by amendment.

Item 14.     Indemnification of Directors and Officers

      Under the Nebraska Business Corporation Act, a Nebraska corporation may provide indemnification to directors and officers for judgments, fines, settlements and expenses, including attorney’s fees, incurred in connection with any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation may also provide indemnification to directors and officers for judgments, fines, settlements and expenses, including attorney’s fees, incurred in connection with any threatened, pending or completed action or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper. The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel or by the shareholders. Indemnification shall be provided to any directors and officers for expenses, including attorney’s fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

      The registrant’s amended and restated articles of incorporation provide that the registrant shall, to the maximum extent and in the manner permitted by the Nebraska Business Corporation Act, indemnify each of its directors, officers, employees and agents against expenses, including attorney’s fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the registrant. The registrant shall pay expenses incurred in defending any civil or criminal action or proceeding for which indemnification is available in advance of the final disposition of such action or proceeding, following authorization thereof by the board of directors in the case of an employee or agent, upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall be ultimately determined by final judicial decision, from which there is no further right of appeal, that the indemnified party is not entitled to be indemnified.

      In addition, the registrant’s amended and restated articles of incorporation provide that the registrant may purchase and maintain insurance on behalf of any person who is or was an agent of the registrant against any liability asserted against or incurred by such person in such capacity arising out of such person’s status as such, whether or not the registrant would have the power to indemnify him or her against such liability under the registrant’s amended and restated articles of incorporation and the Nebraska Business Corporation Act. The registrant has obtained insurance for the benefit of its officers and directors insuring such persons against liabilities, including liabilities under the securities laws.

      The registrant’s amended and restated articles of incorporation also limit the personal liability of the directors and officers of the registrant for breaches of fiduciary duty to the registrant or its shareholders, except in certain circumstances including (1) breach of the duty of loyalty to the registrant or its shareholders, (2) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) acts or omissions for which the Nebraska Business Corporation Act does not permit indemnity for directors under Section 21-2018(2)(e) of the Nebraska Business Corporation Act, which include intentional infliction of harm on the registrant or its shareholders, voting for or assenting to an unlawful distribution and intentional violation of criminal law, or (4) any transaction from which the director derived an improper personal benefit.

Item 15.	Recent Sales of Unregistered Securities.

      During the past three years, the Company has issued unregistered securities in the transactions described below. Securities issued in such transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, relating to sales by an issuer not involving any public offering. The sales of securities were made without the use of an underwriter and the certificates evidencing the shares bear a restricted legend permitting the transfer thereof only upon registration of the shares or an exemption under said Act.

1.	On May 25, 2001, the registrant issued 1,535,520 shares of Class A common stock to Farmers & Merchants Investment Inc. for approximately $1.31 per share, or an aggregate of $2,009,703. The securities issued in this transaction were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act, as a transaction by an issuer not involving any public offering. The recipient of the securities represented its intentions to acquire the securities for investment only and not with a view to, or for sale or in connection with, any distribution thereof. Appropriate legends were affixed to the certificates representing the securities in such transaction.

2.	On March 12, 2003, the registrant issued an aggregate of 331,800 shares of Class A common stock to 35 employees for $2.43 per share, or an aggregate of $806,274. The securities issued in these transactions were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act, as transactions by an issuer not involving any public offering. The recipients of the securities represented their intentions to acquire the securities for investment only and not with a view to, or for sale or in connection with, any distribution thereof. Appropriate legends were affixed to the certificates representing the securities in such transactions.

3.	On August 14, 2003, in connection with the recapitalization effected pursuant to the registrant’s amended and restated articles of incorporation, the registrant issued an aggregate of 45,038,488 shares of its Class A and Class B common stock to the holders of its pre-recapitalization Class A voting common stock and Class B non-voting common stock. The securities issued in this transaction were issued in reliance on the exemption from registration under Section 3(a)(9) of the Securities Act, relating to securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given, directly or indirectly, for soliciting such exchange.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

      See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

      None.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lincoln, State of Nebraska, on September 25, 2003.

NELNET, INC.

By:	/s/ MICHAEL S. DUNLAP

Name: Michael S. Dunlap

Title:	Chairman and Co-Chief Executive Officer (Principal Executive Officer)

      Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL S. DUNLAP Michael S. Dunlap	Chairman and Co-Chief Executive Officer (Principal Executive Officer)	September 25, 2003

* Stephen F. Butterfield	Vice Chairman and Co-Chief Executive Officer	September 25, 2003

* Terry J. Heimes	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2003

* Don R. Bouc	President and Director	September 25, 2003

* James P. Abel	Director	September 25, 2003

* Thomas E. Henning	Director	September 25, 2003

* Lee E. Mikles	Director	September 25, 2003

* Arturo Moreno	Director	September 25, 2003

Signature		Title	Date

* Brian J. O’Connor		Director	September 25, 2003

* James H. VanHorn		Director	September 25, 2003

*By:	/s/ MICHAEL S. DUNLAP Name: Michael S. Dunlap Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.		Description

1.1		Form of Underwriting Agreement.
2.1		Plan of Reorganization, Plan of Merger and Merger Agreement, dated as of October 14, 1999, by and between Union Financial Services, Inc. and National Education Loan Network, Inc.
2.2		Articles of Merger certified by Union Financial Services, Inc., dated October 15, 1999.
2.3		Agreement and Plan of Reorganization, dated as of March 1, 2000, by and among UNIPAC Service Corporation, NelNet, Inc. (subsequently renamed National Education Loan Network, Inc.) and National Education Loan Network, Inc.
2.4		Plan of Merger, dated as of March 1, 2000, by and among NelNet, Inc. (subsequently renamed National Education Loan Network, Inc.), National Education Loan Network, Inc. and UNIPAC Service Corporation.
2.5		Articles of Merger certified by NelNet, Inc., dated March 1, 2000.
2.6		Letter Agreement relating to the purchase of the stock of InTuition Holdings, Inc., dated as of June 15, 2000, between NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Farmers & Merchants Investment Inc.
2.7		Transfer Agreement with Irrevocable Power of Attorney, dated as of June 28, 2001, by and between InTuition Development Holdings, LLC and InTuition Guarantee Services II, Inc. (which subsequently became Nelnet Guarantee Services Inc.) relating to the membership interests in InTuition Guarantee Services, LLC (which subsequently became GuaranTec LLP).
2.8		Master Stock Purchase Agreement, dated as of December 12, 2001, by and between EFS, Inc. and NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.)
2.9		Stock Purchase Agreement, dated as of January 24, 2002, by and among NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Hilario Arguinchona.
2.10		Purchase Agreement, dated as of February 14, 2002, by and between InTuition Guarantee Services, LLC and NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.)
2.11		Stock Purchase Agreement, dated May 1, 2002, by and among Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.) and Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.)
2.12		Stock Purchase Agreement, dated as of May 1, 2002, by and between Farmers & Merchants Investment Inc. and Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.)
2.13		Stock Purchase Agreement, dated May 2, 2002, by and among Packers Service Group, Inc. and Infovisa, Inc.
2.14		Stock Purchase Agreement, dated as of May 9, 2002, among Thomas Morrill, James Callier, Michael Cruskie, Dominic Rotondi and Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.) concerning Charter Account Systems, Inc.
2.15		Senior Stock Purchase (Call) Option Agreement by and between NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Maine Educational Loan Marketing Corporation, dated as of June 30, 2000.
2.16		Purchase Agreement, dated as of July 3, 2003, by and between Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), Union Financial Services, Inc. and Packers Service Group, Inc.
3	.1*	Second Amended and Restated Articles of Incorporation of Nelnet, Inc.
3	.2*	Amended and Restated Bylaws of Nelnet, Inc.
4	.1*	Form of Class A Common Stock Certificate of Nelnet, Inc.
4.2		Indenture of Trust by and between Nelnet Student Loan Corporation-2 and Zions First National Bank, as Trustee, dated as of June 1, 2000.

Exhibit
No.		Description

4.3		Series 2000 Supplemental Indenture of Trust by and between Nelnet Student Loan Corporation-2 and Zions First National Bank, as Trustee, authorizing the issuance of $1,000,000,000 NELNET Student Loan Corporation-2 Taxable Student Loan Asset-Backed Notes Series 2000, dated as of June 1, 2000.
4.4		Indenture of Trust by and between Nelnet Student Loan Trust 2002-1 and Zions First National Bank, as Trustee, dated as of May 1, 2002.
4.5		Indenture of Trust by and between Nelnet Student Loan Trust 2002-2 and Zions First National Bank, as Trustee, dated as of September 1, 2002.
4.6		Indenture of Trust between Nelnet Student Loan Trust 2003-1 and Zions First National Bank, as Trustee, dated as of January 1, 2003.
4.7		Indenture of Trust by and among Nelnet Education Loan Funding, Inc., Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, and Wells Fargo Bank Minnesota, National Association, as Eligible Lender Trustee, dated as of June 1, 2003.
4.8		Series 2003-1 Supplemental Indenture of Trust by and between Nelnet Education Loan Funding, Inc. and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, authorizing the issuance of $1,030,000,000 Nelnet Education Loan Funding, Inc. Student Loan Asset-Backed Notes Series 2003-1, dated as of June 1, 2003.
4.9		Instruments with respect to other long-term debt of Nelnet, Inc. and its consolidated subsidiaries are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K since the amount of debt authorized under each such omitted instrument does not exceed 10 percent of the total assets of Nelnet, Inc. and its subsidiaries on a consolidated basis. Nelnet, Inc. hereby agrees to furnish a copy of any such instrument to the Securities and Exchange Commission upon request.
4.10		Option Agreement, dated as of January 24, 2002, by and between NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Hilario Arguinchona.
4	.11*	Registration Rights Agreement, dated as of , 2003, by and among Nelnet, Inc. and the shareholders of Nelnet, Inc. signatory thereto.
5	.1*	Opinion of Perry, Guthery, Haase & Gessford, P.C., L.L.O. regarding the legality of the securities being registered.
10.1		Stockholders Agreement for UNIPAC Service Corporation, dated as of March 2, 2000, by and among UNIPAC Service Corporation, Farmers & Merchants Investment Inc., Packers Service Group, Inc., Great Plains Financial, LLC, New Horizon Holdings, LLC and the shareholders of UNIPAC Service Corporation.
10.2		Agreement to Terminate Stockholders Agreement, dated as of August 4, 2003, by and among Nelnet Loan Services, Inc. (f/k/a UNIPAC Service Corporation) (subsequently renamed Nelnet, Inc.) and those stockholders party to the Stockholders Agreement dated as of March 2, 2000.
10.3		Warehouse Loan and Security Agreement among NHELP-I, Inc., as the Borrower, Norwest Bank Minnesota, National Association, as the Trustee, and Concord Minutemen Capital Company, LLC, as the Lender, dated as of September 30, 1998.
10.4		First Amendment to Warehouse Loan and Security Agreement, among NHELP-I Inc., as the Borrower, Norwest Bank Minnesota, National Association, as the Trustee, and Concord Minutemen Capital Company, LLC, as the Lender, dated as of December 15, 1998.
10.5		Second Amendment to Warehouse Loan and Security Agreement among NHELP-I, Inc., as the Borrower, Norwest Bank Minnesota, National Association, as the Trustee, and Concord Minutemen Capital Company, LLC, as the Lender, dated as of September 29, 1999.
10.6		Third Amendment to Warehouse Loan and Security Agreement, dated as of November 16, 1999, among NHELP-I, Inc., Concord Minutemen Capital Company, LLC and Norwest Bank Minnesota, National Association.
10.7		Fourth Amendment to Warehouse Loan and Security Agreement, dated as of February 1, 2000, among NHELP-I, Inc., Concord Minutemen Capital Company, LLC and Norwest Bank Minnesota, National Association.

Exhibit
No.	Description

10.8	Fifth Amendment to Warehouse Loan and Security Agreement among NHELP-I, Inc., as the Borrower, Wells Fargo Bank Minnesota, National Association, as the successor Trustee, and Concord Minutemen Capital Company, LLC, as the Lender, dated as of September 1, 2000.
10.9	Sixth Amendment to Warehouse Loan and Security Agreement, dated as of September 24, 2002, among NHELP-I, Inc., Concord Minutemen Capital Company, LLC and Wells Fargo Bank Minnesota, National Association.
10.10	Warehouse Note Purchase and Security Agreement among NHELP-III, Inc., as the Issuer, Norwest Bank Minnesota, National Association, as the Trustee, Delaware Funding Corporation, as a Note Purchaser, Three Rivers Funding Corporation, as a Note Purchaser, Morgan Guaranty Trust Company of New York, as DFC Agent and Administrative Agent, and Mellon Bank, N.A., as TRFC Agent, dated as of September 1, 1999.
10.11	First Amendment to Warehouse Note Purchase and Security Agreement among NHELP-III, Inc., as the Issuer, Wells Fargo Bank Minnesota, National Association, as the successor Trustee, Delaware Funding Corporation, as a Note Purchaser, Three Rivers Funding Corporation, as a Note Purchaser, Morgan Guaranty Trust Company of New York, as DFC Agent and Administrative Agent, and Mellon Bank, N.A., as TRFC Agent, dated as of September 1, 2000.
10.12	Second Amendment to Warehouse Note Purchase and Security Agreement among NHELP-III, Inc., as the Issuer, Wells Fargo Bank Minnesota, National Association, as the successor Trustee, Delaware Funding Corporation, as a Note Purchaser, Three Rivers Funding Corporation, as a Note Purchaser, JPMorgan Chase Bank, as DFC Agent and Administrative Agent, and Mellon Bank, N.A., as TRFC Agent, dated as of September 12, 2002.
10.13	Amendment to Warehouse Note Purchase and Security Agreement, dated as of June 1, 2003, by and among NHELP-III, Inc., as the Issuer, Delaware Funding Corporation, as Note Purchaser, Three Rivers Funding Corporation, as Note Purchaser, JPMorgan Chase Bank (successor to Morgan Guaranty and Trust Company of New York), as DFC Agent and Administrative Agent, and Mellon Bank, N.A., as TRFC Agent.
10.14	Warehouse Loan and Security Agreement among NELnet Student Loan Warehouse Corporation-1, as Borrower, Zions First National Bank, as Trustee, Thunder Bay Funding Inc., as Lender, and Royal Bank of Canada, as Facility Agent and Alternate Lender, dated as of February 1, 2002.
10.15	Amended and Restated Warehouse Loan and Security Agreement among Nelnet Education Loan Funding, Inc., as Borrower, Wells Fargo Bank Minnesota, National Association, as Eligible Lender Trustee, Zions First National Bank, as Trustee, Thunder Bay Funding Inc., as Lender, and Royal Bank of Canada, as Facility Agent and Alternate Lender, dated as of April 28, 2003.
10.16	Warehouse Note Purchase and Security Agreement among Nelnet Education Loan Funding, as Borrower, Wells Fargo Bank Minnesota, National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Eligible Lender Trustee, Quincy Capital Corporation, as Bank of America Conduit Lender, Bank of America, N.A., as Bank of America Alternate Lender, Bank of America, N.A., as Bank of America Facility Agent, Gemini Securitization Corp., as Deutsche Bank Conduit Lender, Deutsche Bank AG, New York Branch, as Deutsche Bank Alternate Lender, Deutsche Bank AG, New York Branch, as Deutsche Bank Facility Agent, Barton Capital Corporation, as Societe Generale Conduit Lender, Societe Generale, as Societe Generale Alternate Lender, Societe Generale, as Societe Generale Facility Agent, and Bank of America, N.A., as Administrative Agent, dated as of May 1, 2003.
10.17	Credit Agreement, dated as of January 11, 2002, by and among Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Bank of America, N.A.
10.18	First Amendment to Credit Agreement, dated as of January 24, 2003, by and among Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Bank of America, N.A.

Exhibit
No.	Description

10.19	Second Amendment to Credit Agreement and First Amendment to Application and Agreement for Standby Letter of Credit, dated as of August 18, 2003, by and among National Education Loan Network, Inc. (formerly known as Nelnet, Inc.), Nelnet, Inc. (formerly known as Nelnet Loan Services, Inc.) and Bank of America, N.A.
10.20	Security Agreement, dated as of January 11, 2002, by and between Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.) and Bank of America, N.A.
10.21	Guaranty Agreement, dated as of January 11, 2002, by and among Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.), Nelnet Corporation, Nelnet Marketing Solutions, Inc., ClassCredit, Inc., Nelnet Guarantee Services, Inc., InTuition, Inc., EFS, Inc., EFS Services, Inc., EFS Finance Co., GuaranTec LLP and National Higher Education Loan Program, Inc.
10.22	Intercreditor Agreement, dated as of January 11, 2002, by and among Farmers & Merchants Investment Inc., Bank of America, N.A. and Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.)
10.23	Irrevocable Letter of Credit in the amount of $50,000,000, dated as of May 23, 2003, by and between Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Bank of America, N.A.
10.24	Continuing Guaranty, dated as of May 23, 2003, by and between Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.) and Bank of America, N.A.
10.25	Agreement Between 5280 Solutions and Nelnet/Unipac, dated as of April 12, 2001.
10.26	Employment Contract, dated as of May 1, 2001, by and between NHELP, Inc. and Richard H. Pierce.
10.27	Marketing Expense Reimbursement Agreement, dated as of January 1, 1999, by and between Union Bank and Trust Company and National Education Loan Network, Inc.
10.28	First Amendment of Marketing Expense Reimbursement Agreement, dated as of April 1, 2001, by and between Union Bank and Trust Company and NELnet, Inc. (f/k/a National Education Loan Network, Inc.) (subsequently renamed National Education Loan Network, Inc.)
10.29	Second Amendment of Marketing Expense Reimbursement Agreement, dated as of December 21, 2001, by and between Union Bank and Trust Company and NELnet, Inc. (f/k/a National Education Loan Network, Inc.) (subsequently renamed National Education Loan Network, Inc.)
10.30	Amended and Restated Participation Agreement, dated as of June 1, 2001, by and between NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Union Bank and Trust Company.
10.31	First Amendment of Amended and Restated Participation Agreement, dated as of December 19, 2001, by and between Union Bank and Trust Company and NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.)
10.32	Second Amendment of Amended and Restated Participation Agreement, dated as of December 1, 2002, by and between Union Bank and Trust Company and Nelnet, Inc. (f/k/a NELnet, Inc.) (subsequently renamed National Education Loan Network, Inc.)
10.33	Alternative Loan Participation Agreement, dated as of June 29, 2001, by and between NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Union Bank and Trust Company.
10.34	Amended and Restated Agreement, dated as of January 1, 1999, by and between Union Bank and Trust Company and National Education Loan Network, Inc.
10.35	Agreement to Amend, dated as of April 1, 2001, by and between NELnet, Inc. (f/k/a/ National Education Loan Network, Inc.) (subsequently renamed National Education Loan Network, Inc.) and Union Bank and Trust Company, relating to the Amended and Restated Agreement dated as of January 1, 1999.
10.36	Guaranteed Purchase Agreement, dated as of March 19, 2001, by and between NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Union Bank and Trust Company.

Exhibit
No.	Description

10.37	First Amendment of Guaranteed Purchase Agreement, dated as of February 1, 2002, by and between NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Union Bank and Trust Company.
10.38	Second Amendment of Guaranteed Purchase Agreement, dated as of December 1, 2002, by and between Nelnet, Inc. (f/k/a/ NELnet, Inc.) (subsequently renamed National Education Loan Network, Inc.) and Union Bank and Trust Company.
10.39	Underwriting Agreement by and among Union Financial Services-1, Inc., PaineWebber Incorporated and the other underwriters listed on Schedule A thereto, dated June 30, 1999.
10.40	Indemnity Agreement, dated as of June 30, 1999, among National Education Loan Network, Inc. (subsequently renamed Nelnet, Inc.), PaineWebber Incorporated, Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc.
10.41	Underwriting Agreement by and among NELNET Student Loan Corporation-2, PaineWebber Incorporated and the other underwriters listed on Schedule A thereto, dated as of May 24, 2000.
10.42	Indemnity Agreement, dated as of May 24, 2000, among UNIPAC Service Corporation and PaineWebber Incorporated, as representative for the underwriters listed on Schedule A of the Underwriting Agreement, dated May 24, 2000, between NELNET Student Loan Corporation-2 and the underwriters party thereto.
10.43	Underwriting Agreement by and between NELNET Student Loan Corporation-2, Credit Suisse First Boston Corporation and the other underwriters listed on Schedule A thereto, dated as of March 9, 2001.
10.44	Indemnity Agreement, dated as of March 9, 2001, among UNIPAC Service Corporation and Credit Suisse First Boston Corporation, as representative for the underwriters listed on Schedule A to the Underwriting Agreement, dated March 9, 2001, between NELNET Student Loan Corporation-2 and the underwriters party thereto.
10.45	Underwriting Agreement by and between NELNET Student Loan Corporation-2, UBS PaineWebber Inc. and the other underwriters listed on Schedule A thereto, dated as of August 29, 2001.
10.46	Indemnity Agreement, dated August 29, 2001, among UNIPAC Service Corporation and UBS PaineWebber Inc., as representative for the underwriters listed on Schedule A to the Underwriting Agreement, dated August 29, 2001, among NELNET Student Loan Corporation-2 and the underwriters party thereto.
10.47	Underwriting Agreement by and among NELNET Student Loan Corporation-2, J.P. Morgan Securities Inc. and Banc of America Securities LLC, dated as of March 20, 2002.
10.48	Indemnity Agreement, dated as of March 20, 2002, among Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), Banc of America Securities LLC, as an underwriter, and J.P. Morgan Securities Inc., as an underwriter.
10.49	Underwriting Agreement by and among Nelnet Student Loan Funding, LLC, Banc of America Securities LLC, J.P. Morgan Securities Inc. and the other underwriters listed on Schedule A thereto, dated as of May 9, 2002.
10.50	Indemnity Agreement, dated as of May 9, 2002, among Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.) and Banc of America Securities LLC and J.P. Morgan Securities Inc, as representatives for the underwriters listed on Schedule A to the Underwriting Agreement, dated May 9, 2002, between Nelnet Student Loan Funding, LLC and the underwriters party thereto.
10.51	Underwriting Agreement by and among Nelnet Student Loan Funding, LLC, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and the other underwriters listed on Schedule A thereto, dated as of September 26, 2002.
10.52	Indemnity Agreement, dated as of September 26, 2002, among Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters listed on Schedule A to the Underwriting Agreement, dated as of September 26, 2002, between Nelnet Student Loan Funding, LLC and the underwriters party thereto.

Exhibit
No.	Description

10.53	Underwriting Agreement by and among Nelnet Student Loan Funding, LLC, Deutsche Bank Securities Inc., Banc of America Securities LLC and the other underwriters listed on Schedule A thereto, dated as of January 29, 2003.
10.54	Indemnity Agreement, dated as of January 29, 2003, among Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.) and Banc of America Securities LLC and Deutsche Bank Securities Inc., as representatives of the underwriters listed on Schedule A to the Underwriting Agreement, dated January 29, 2003, among Nelnet Student Loan Funding, LLC and the underwriters party thereto.
10.55	Underwriting Agreement by and among Nelnet Education Loan Funding, Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., dated as of July 9, 2003.
10.56	Indemnity Agreement, dated as of July 9, 2003, among Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), and Banc of America Securities LLC and Deutsche Bank Securities Inc., as representatives of the underwriters listed on Schedule A to the Underwriting Agreement, dated July 9, 2003, among Nelnet Education Loan Funding, Inc. and the underwriters party thereto.
10.57	Underwriting Agreement by and among Nelnet Student Loan Funding, LLC, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and the other underwriters listed on Schedule A thereto, dated as of July 16, 2003.
10.58	Indemnity Agreement, dated as of July 16, 2003, among Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters listed on Schedule A to the Underwriting Agreement, dated July 16, 2003, among Nelnet Student Loan Funding, LLC and the underwriters party thereto.
10.59	Trust Agreement, dated as of April 1, 2001, among NELNET Student Loan Corporation-1, as Depositor, MELMAC LLC, as Depositor, NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.), as Administrator, The Chase Manhattan Bank, as Collateral Agent, Note Registrar and Note Paying Agent, and Wilmington Trust Company, as Trustee, Certificate Registrar and Certificate Paying Agent.
10.60	Trust Agreement, dated as of December 1, 2001, among EMT Corp., as Depositor, NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.), as Administrator, JPMorgan Chase Bank, as Collateral Agent, Note Registrar and Note Paying Agent, and Wilmington Trust Company, as Trustee, Certificate Registrar and Certificate Paying Agent.
10.61	ISDA Master Agreement, dated as of August 20, 2001, by and between Bank of America, N.A., UNIPAC Service Corporation and NELnet, Inc. (subsequently renamed National Education Loan Network, Inc.)
10.62	ISDA Master Agreement, dated as of May 20, 2002, by and between JPMorgan Chase Bank, Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.)
10.63	ISDA Master Agreement, dated as of May 20, 2002, by and between Bank of America, N.A. and NELNET Student Loan Trust 2002-1.
10.64	ISDA Master Agreement, dated as of May 20, 2002, by and between JPMorgan Chase Bank and NELNET Student Loan Trust 2002-1.
10.65	ISDA Master Agreement, dated as of October 8, 2002, by and between JPMorgan Chase Bank and NELNET Student Loan Trust 2002-2.
10.66	Interest Rate Swap Confirmation, dated as of May 19, 2002, from Bank of America, N.A. to Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), relating to the ISDA Master Agreement among the same parties dated August 20, 2001.
10.67	Interest Rate Swap Confirmation, dated as of May 20, 2002, from JPMorgan Chase Bank to Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), relating to the ISDA Master Agreement among the same parties dated May 20, 2002.

Exhibit
No.		Description

10.68		Interest Rate Swap Confirmation, dated as of May 20, 2002, from JPMorgan Chase Bank to Nelnet Student Loan Trust 2002-1, relating to the ISDA Master Agreement between the same parties dated May 20, 2002.
10.69		Interest Rate Swap Confirmation, dated as of May 20, 2002, from Bank of America, N.A. to Nelnet Student Loan Trust 2002-1, relating to the ISDA Master Agreement between the same parties dated May 20, 2002.
10.70		Interest Rate Swap Confirmation, dated as of October 8, 2002, from JPMorgan Chase Bank to Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), relating to the ISDA Master Agreement among the same parties dated May 20, 2002.
10.71		Interest Rate Swap Confirmation, dated as of October 8, 2002, from JPMorgan Chase Bank to Nelnet Student Loan Trust 2002-2, relating to the ISDA Master Agreement between the same parties dated October 8, 2002.
10.72		Interest Rate Swap Confirmation, dated as of October 8, 2002, from JPMorgan Chase Bank to Nelnet Student Loan Trust 2002-2, relating to the ISDA Master Agreement between the same parties dated October 8, 2002.
10.73		Interest Rate Swap Confirmation, dated as of July 25, 2003, from Bank of America, N.A. to Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.) and Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.), relating to the ISDA Master Agreement among the same parties dated August 20, 2001.
10.74		Interest Rate Swap Confirmation, dated as of July 30, 2003, from JPMorgan Chase Bank to Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.), relating to the ISDA Master Agreement among the same parties and Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.) dated May 20, 2002.
10.75		Interest Rate Swap Confirmation, dated as of August 13, 2003, from JPMorgan Chase Bank to Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.), relating to the ISDA Master Agreement among the same parties and Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.) dated May 20, 2002.
10.76		Interest Rate Swap Confirmation, dated as of August 26, 2003, from JPMorgan Chase Bank to Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.), relating to the ISDA Master Agreement among the same parties and Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.) dated May 20, 2002.
10.77		Interest Rate Swap Confirmation, dated as of August 28, 2003, from JPMorgan Chase Bank to Nelnet, Inc. (subsequently renamed National Education Loan Network, Inc.), relating to the ISDA Master Agreement among the same parties and Nelnet Loan Services, Inc. (subsequently renamed Nelnet, Inc.) dated May 20, 2002.
10.78		Agreement For Use of Revolving Purchase Facility, dated as of January 1, 1999, by and between Union Bank and Trust Company and National Education Loan Network, Inc.
10	.79*	Agreement, dated as of , 2003, between Nelnet, Inc. and Michael S. Dunlap.
10	.80*	Nelnet, Inc. Executive Officers’ Bonus Plan.
10	.81*	Nelnet, Inc. Directors Stock Compensation Plan.
10	.82*	Nelnet, Inc. Employee Share Purchase Plan.
10	.83*	Share Retention Policy.
21.1		Subsidiaries of Nelnet, Inc.
23	.1†	Consent of KPMG LLP, Independent Auditors.
23	.2*	Consent of Perry, Guthery, Haase & Gessford, P.C., L.L.O. (included in Exhibit 5.1).
24	.1†	Powers of Attorney authorizing execution of registration statement on Form S-1 on behalf of certain directors and officers of Nelnet, Inc.

*	To be filed by amendment.

†	Previously filed.